UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934.

Date of Report (Date of Earliest Event Reported):

May 21, 2015

MONRO MUFFLER BRAKE, INC.

(Exact name of registrant as specified in its charter)

New York	0-19357	16-0838627
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Holleder Parkway, Rochester, New York	14615
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (585) 647-6400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Agreement

On May 21, 2015, Monro Muffler Brake, Inc. (the “Company”) entered into an Employment Agreement (the “Agreement”) with its Executive Chairman, Robert G. Gross. The Agreement becomes effective on October 1, 2015. Under the terms of his three (3) year Agreement, Mr. Gross will continue in his role of Executive Chairman, rendering exclusive services to the Company on a part-time basis in the areas of investor relations, potential acquisitions and strategic planning.

Under his Agreement, Mr. Gross (i) will be paid a base salary of $120,000; (ii) will be eligible to earn a target annual bonus, pursuant to the terms of the Company’s bonus plan, of up to 150% of his base salary upon the achievement of certain predetermined corporate objectives and (iii) will participate in the Company’s other incentive and welfare and benefit plans made available to executives. Mr. Gross will also receive the remaining two (of five) annual installments of $150,000 each of the Non-Compete Payment (as defined therein). Mr. Gross received the first three annual installments under the terms of his current Employment Agreement with the Company. To the extent the Company terminates the Agreement as a result of Mr. Gross’s violation of either the non-competition or non-solicitation provisions of the Agreement, then the entire Non-Compete Payment shall be forfeited and Mr. Gross will repay to the Company any installments thereof. Finally, Mr. Gross is entitled to certain payments upon death, disability, a termination without Cause (as defined therein), a resignation by Mr. Gross for Good Reason (as defined therein) or a termination in the event of a Change in Control of the Company (as defined therein), all as set forth in detail in the Agreement.

A copy of the Company’s Employment Agreement with Mr. Gross is attached to this Current Report as Exhibit 10.07, and is incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition

On May 21, 2015, Monro Muffler Brake, Inc. (the “Company”) issued a press release announcing its operating results for the fourth quarter and year-ended ended March 28, 2015, as well as first quarter and fiscal 2016 estimated comparable store sales growth and diluted earnings per share. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 8.01	Other Events

The Company announced that its Board of Directors declared a cash dividend for the first quarter of fiscal 2016 of $.15 per share on the Company’s outstanding shares of common stock. Further details are contained in the press release furnished as Exhibit 99.1.

The Company will hold its 2015 Annual Meeting of Shareholders on Tuesday, August 4, 2015 at 10 a.m. at the Hyatt Regency in Rochester, New York. The record date for the Annual Meeting is June 16, 2015.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	The following is a list of exhibits furnished with this Current Report on Form 8-K:

Exhibit No.	Description

10.07	Employment Agreement with Robert G. Gross, dated May 21, 2015.

99.1	Press release, dated May 21, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONRO MUFFLER BRAKE, INC.
(Registrant)

May 27, 2015	By:	/s/ Catherine D’Amico
Catherine D’Amico
Executive Vice President – Finance